UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2005

ACTION PERFORMANCE COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Arizona	0-21630	86-0704792

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 South Hohokam Drive, Tempe, Arizona	85281

(Address of Principal Executive Office)	(Zip Code)

(602) 337-3700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On September 2, 2005, McArthur Towel & Sports, Inc. (the “Company”), a subsidiary of Action Performance Companies, Inc., entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with McArthur Properties, LLC (“Buyer”). Pursuant to the terms of the Asset Purchase Agreement, Buyer acquired substantially all of the assets, and assumed certain liabilities, of the Company. The purchase price was approximately $3.4 million in cash, of which $250,000 was held back by Buyer for up to six months to secure the collection of accounts receivable and the indemnification obligations of the Company for breaches of representations, warranties and covenants.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

2.1	Asset Purchase Agreement, dated as of September 2, 2005 between McArthur Towel & Sports, Inc. and McArthur Properties, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 7, 2005

ACTION PERFORMANCE
COMPANIES, INC.

/s/	David M. Riddiford

By:	David M. Riddiford
Chief Financial Officer, Secretary and
Treasurer